

PROSPECTUS SUPPLEMENT                                                     FILE NO. 333-44173
(TO PROSPECTUS DATED JANUARY 29, 1998 AND PROSPECTUS SUPPLEMENT DATED         RULE 424(B)(3)
MARCH 12, 1998)
PROSPECTUS NUMBER: 1720




                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                              FLOATING RATE NOTES



PRINCIPAL AMOUNT:       $200,000,000            ORIGINAL ISSUE DATE:           June 4, 1998


CUSIP NUMBER:           59018S J47              STATED MATURITY DATE:          June 4, 1999


INTEREST CALCULATION:                           DAY COUNT CONVENTION:
/x/ REGULAR FLOATING RATE NOTE                  /x/ ACTUAL/360
/ / INVERSE FLOATING RATE NOTE                  / / 30/360
(FIXED INTEREST RATE):                          / / ACTUAL/ACTUAL


INTEREST RATE BASIS:
/x/ LIBOR                                       / / COMMERCIAL PAPER RATE
/ / CMT RATE                                    / / ELEVENTH DISTRICT COST OF FUNDS RATE
/ / PRIME RATE                                  / / CD RATE
/ / FEDERAL FUNDS RATE                          / / OTHER (SEE ATTACHED)
/ / TREASURY RATE
DESIGNATED CMT PAGE:                            DESIGNATED LIBOR PAGE:
CMT TELERATE PAGE:                              LIBOR TELERATE PAGE: 3750
CMT REUTERS PAGE:                               LIBOR REUTERS PAGE:


INDEX MATURITY:         Three Months            MINIMUM INTEREST RATE:         Not Applicable


SPREAD:                 -0.070%                 MAXIMUM INTEREST RATE:         Not Applicable


INITIAL INTEREST RATE:  5.6175%                 SPREAD MULTIPLIER:             Not Applicable


INTEREST RESET DATES:   The 4th of September, December, March and Maturity commencing September 4,
                        1998 through the Maturity Date; subject to modified following business day convention.


INTEREST PAYMENT DATES: The 4th of September, December, March and Maturity commencing September 4,
                        1998 through the Maturity Date; subject to modified following business day convention.


REPAYMENT AT THE
OPTION OF THE HOLDER:   The Notes cannot be repaid prior to the Stated Maturity Date.


REDEMPTION AT THE
OPTION OF THE COMPANY:  The Notes cannot be redeemed prior to the Stated Maturity Date.


FORM:                   The Notes are being issued in fully registered book-entry form.


TRUSTEE:                The Chase Manhattan Bank


DATED:                  June 1, 1998

